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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) OCTOBER 8, 2005


                                  NETGURU, INC.
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             (Exact name of registrant as specified in its charter)

         DELAWARE                    000-28560                   22-2356861
         --------                    ---------                   ----------
(State or other jurisdiction        (Commission                (IRS Employer
    of incorporation)               File Number)             Identification No.)

             22700 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA 92887
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (714) 974-2500

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
           STANDARD; TRANSFER OF LISTING.

         On October 5, 2005, netGuru, Inc. received a notice from The Nasdaq Capital Market regarding compliance with the $1.00 minimum closing bid price continued listing standard set forth in Nasdaq Marketplace Rule 4310(c)(4). A press release regarding this matter is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference. netGuru intends to monitor the closing bid price of its common stock between now and April 3, 2006, and to consider available options if its common stock does not trade at a level likely to result in netGuru regaining compliance with the minimum closing bid price requirement.

ITEM 8.01 OTHER EVENTS.

         netGuru previously announced that it was preparing to hold its 2005 annual meeting of stockholders on October 31, 2005. However, netGuru has moved the date of the 2005 annual meeting of stockholders to Thursday, November
17, 2005, at 10:00 a.m., at netGuru's principal executive offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887. All holders of record of netGuru's common stock outstanding as of the close of business on September 20, 2005 will be entitled to vote at the annual meeting.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits.
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                  Number   Description
                  ------   -----------

                  99.1     Press release dated October 10, 2005.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 10, 2005             NETGURU, INC.

                                    By: /S/ BRUCE K. NELSON
                                        ----------------------------------------
                                        Bruce K. Nelson, Chief Financial Officer





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